CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-136802) of Micromet, Inc.,

(2)	Registration Statement (Form S-3 No. 333-137268) of Micromet, Inc.,

(3)	Registration Statement (Form S-8 No. 333-120579) pertaining to the CancerVax Corporation Amended and Restated 2003 Equity Incentive Award Plan,

(4)
Registration Statement (Form S-8 No. 333-110085) pertaining to CancerVax Corporation Third Amended and Restated 2000 Stock Incentive Plan, CancerVax Corporation 2003 Equity Incentive Award Plan and CancerVax Corporation Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-3 No. 333-144695) of Micromet, Inc.,

(6)	Registration Statement (Form S-3 No. 333-154732) of Micromet, Inc.,

(7)	Registration Statement (Form S-3 No. 333-155996) of Micromet, Inc.,

(8)	Registration Statement (Form S-3 No. 333-162541) of Micromet, Inc.,

(9)	Registration Statement (Form S-8 No. 333-131817) pertaining to Micromet, Inc.’s 2006 Equity Incentive Award Plan, and

(10)	Registration Statement (Form S-8 No. 333-163839) pertaining to Micromet, Inc.’s Amended and Restated 2003 Equity Incentive Award Plan and Employee Stock Purchase Plan.

of our report dated March 4, 2010, with respect to the consolidated financial statements of Micromet, Inc. and our report dated March 4, 2010 with respect to the effectiveness of internal control over financial reporting of Micromet, Inc., included in this Annual Report (Form 10-K) of Micromet, Inc. for the year ended December 31, 2009.

/s/ Ernst & Young LLP

McLean, Virginia
March 4, 2010